Exhibit 23.2 CAWLEY, GILLESPIE & ASSOCIATES, INC. PETROLEUM CONSULTANTS 13640 BRIARWICK DRIVE, SUITE 100 306 WEST SEVENTH STREET, SUITE 302 1000 LOUISIANA STREET, SUITE 1900 AUSTIN, TEXAS 78729-1107 FORT WORTH, TEXAS 76102-4987 HOUSTON, TEXAS 77002-5008 512-249-7000 817- 336-2461 713-651-9944 www.cgaus.com CONSENT OF INDEPENDENT PETROLEUM ENGINEERS As independent petroleum consultants, we hereby consent to the references to our firm, in the context in which they appear, and to the references to and the inclusion of our oil, natural gas and NGL reserves estimates and forecasts of economics as of December 31, 2019, in the Annual Report on Form 10-K of Brigham Minerals, Inc. for the year ended December 31, 2019. We also hereby consent to the incorporation by reference of the references to our firm, in the context in which they appear and oil, natural gas and NGL reserves estimates and forecasts of economics as of December 31, 2019 into the Registration Statement on Form S-8 (Nos. 333- 230991) of Brigham Minerals, Inc., including any amendments thereto. CAWLEY, GILLESPIE & ASSOCIATES, INC. Texas Registered Engineering Firm /s/ W. Todd Brooker W. Todd Brooker, P.E. President Austin, Texas February 26, 2020